LOAN AND STOCK PLEDGE AGREEMENT

THIS LOAN AND STOCK PLEDGE AGREEMENT (this "Agreement") is made and entered into as of the 2 day of January, 2009, by and between Multiband Corporation, a Delaware corporation and its operating entities identified in Recital B. to this Agreement ("Borrower"), and DirecTECH Holding Company, Inc., a Delaware corporation ("DTHC").

RECITALS:

A. Borrower, DTHC, BAS MATTINGLY MASTER, LLC, a Delaware limited liability company ("BMM"), BERNARD J. SCHAFER TRUST, LLC, a Delaware limited liability ("Schafer"), BUILDING BLOCKS FAMILY TRUST, LLC, a Delaware limited liability company ("Block"), and the DirecTECH Holding Company Employee Stock Ownership Trust (the "ESOT") have entered into that certain Stock Purchase Agreement, dated as of November 3, 2008, as amended on December 30, 2008 (the "Stock Purchase Agreement"). Capitalized terms used herein and not otherwise defined shall have the meaning given to such terms in the Stock Purchase Agreement.

B. Pursuant to the Stock Purchase Agreement, (i) on the date hereof, Borrower is purchasing 80% of the issued and outstanding common stock of Multiband SC Incorporated (formerly DirecTECH Southwest, Inc.), a Louisiana corporation ("DTSW"), Multiband NE Incorporated (DirecTECH Delaware, Inc.), a Delaware corporation ("DTNE"), Multiband DV Incorporated (DirecTECH Development Corporation), a Delaware corporation ("DTDC"), and Multiband EC Incorporated (JBM, Inc.), a Kentucky corporation ("JBM"), and 29% of the issued and outstanding common stock of Multiband NC Incorporated (Michigan Microtech, Inc.), a Michigan corporation ("MMT") (DTSW, DTNE, DTDC, JBM, and MMT referred to as "DTHC Operating Entities") (Borrower having previously purchased 51% of the stock of MMT from DTHC), (ii) on the date hereof, Borrower is issuing to DTHC the Multiband Secured Working Capital Promissory Note in the principal amount of Five Hundred Thousand and No/100 Dollars ($500,000.00) and the Multiband Secured Promissory Note in the amount of Forty Million Two Hundred Thousand and No/100 Dollars ($40,200,000.00) (collectively referred to herein as the "Combined Multiband Secured Promissory Note"), and (iii) on or before December 31, 2009, Borrower will purchase the remaining 20% of the issued and outstanding shares of common stock of each of DTHC Operating Entities. All of the issued and outstanding shares of stock of DTHC Operating Entities are referred to herein as the "Securities".

C. DTHC has required that Borrower grant a pledge of the Securities as well as any other shares of stock or other equity interests of DTHC Operating Entities owned or hereafter acquired by Borrower, and cause DTHC to be granted a security interest in all the assets of DTHC Operating Entities, as security for the payments due under the Combined Multiband Secured Promissory Note, all obligations under the Stock Purchase Agreement, and all other indebtedness and liabilities of Borrower to DTHC.

D. Any capitalized terms used herein and not otherwise defined shall have the meaning given to the in the Stock Purchase Agreement.

NOW, THEREFORE, in consideration of the premises set forth herein, it is hereby agreed as follows:

1. Secured Promissory Notes. As of the date hereof, pursuant to the Stock Purchase Agreement, Borrower is issuing the Multiband Secured Promissory Note in the principal amount of Forty Million Two Hundred Thousand and No/100 Dollars ($40,200,000.00), payable to DTHC, in substantially in the form of Exhibit A attached hereto. The Multiband Secured Promissory Note shall be dated the date of this Agreement, and represents (a) Thirty-Two Million Nine Hundred Thousand and No/100 Dollars ($32,900,000.00) in initial note consideration for the purchase of a portion of the Securities on the date hereof, plus (b) Nine Hundred Thousand and No/100 Dollars ($900,000.00) representing a rollup of the outstanding balance of that certain Promissory Note by Borrower to DTHC dated as of February 6, 2008, in the original principal amount of $2,246,000 ("MMT Purchase Note"), plus (c) Six Million Four Hundred Thousand and No/100 Dollars ($6,400,000.00), representing adjustments relating to account reconciliations pursuant to Section 8.15 of the Stock Purchase Agreement. As of the date hereof, pursuant to the Stock Purchase Agreement, Borrower is issuing the Multiband Secured Working Capital Promissory Note in the principal amount of Five Hundred Thousand and No/100 Dollars ($500,000.00). The Combined Multiband Secured Promissory Note and all obligations represented thereby shall be subject to the terms and conditions of this Agreement.

2. Interest Rate. The Multiband Secured Promissory Note shall bear interest on the outstanding principal amount thereof at 8.25% per annum, subject to adjustment as provided in Section 6.9.3 of the Stock Purchase Agreement. If at any time the rate of interest provided for herein shall be deemed by any competent court of law, governmental agency or tribunal to exceed the maximum rate of interest permitted by applicable laws, then for such time as the rate would be deemed excessive, its application shall be suspended and there shall be charged instead the maximum rate of interest permissible.

3. Prepayment. The Combined Multiband Secured Promissory Note shall not be prepayable, in whole or in part, without the consent of the holder; provided that after consummation of the purchase of the Supplemental DTHC Operating Entities' Stock at the Second Closing, in accordance with the Stock Purchase Agreement, the Combined Multiband Secured Promissory Note shall be prepayable, in whole or in part, without penalty.

4. Security Interest and Pledge. To secure the prompt, punctual, and faithful performance of all and each of the present and future Obligations (as defined below) of the Borrower to DTHC, the Borrower hereby pledges, assigns, and grants to DTHC a security interest in and to all of the following (collectively the "Collateral"):

(a) all shares of the Securities which are currently held by the Borrower, including but not limited to shares representing 51% of the issued and outstanding common stock of MMT,

(b) any and all other shares of stock or other equity interests of DTHC Operating Entities which are now or hereafter acquired by Borrower, including but not limited to the shares representing 80% of the issued and outstanding stock of DTSW, DTNE, DTDC, and JBM, and 29% of the issued and outstanding stock of MMT, being purchased as of the date hereof, and shares representing 20% of the issued and outstanding stock of DTHC Operating Entities which are to be purchased on or before December 31, 2009, pursuant to the Stock Purchase Agreement;

(c) all additional shares and rights issued, granted, received or receivable in respect of or in exchange for any of the Securities, including without limitation, stock dividends or distributions in connection with any reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off (all of which shares shall constituted additional Securities), and the certificates representing such additional Securities; and

(d) all dividends, cash, instruments, and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing, including all dividends, distributions and other amounts or additional securities to which Borrower (with or without additional consideration) is or becomes entitled by virtue of its ownership of the Securities or as the result of any corporate reorganization, merger, consolidation, stock split, stock dividend, conversion, preemptive right or otherwise.

5. Secured Obligations. The pledge and security interest granted hereunder, and under the Security Agreement, shall secure the payment and performance of all obligations under the Combined Multiband Secured Promissory Note, all obligations under the Stock Purchase Agreement, and all other indebtedness, obligations and liabilities of Borrower to DTHC, including but not limited to obligations with respect to principal, interest, indemnification, and all other liabilities and obligations now existing or hereafter arising, due or to become due, direct indirect of contingent, and however created or evidenced (the "Obligations").

6. Representations, Warranties and Covenants.

6.1 Borrower's Representations. The Borrower hereby represents and warrants to DTHC as follows:

(a) The Borrower has the full power, authority and legal right to enter into this Agreement to be bound hereby and to perform and observe the terms and conditions hereof, and is in compliance with all applicable material laws, rules and regulations.

(b) This Agreement has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and to moratorium laws from time to time in effect and to general principles of equity.

(c) The execution, delivery and performance by the Borrower of this Agreement does not and will not (i) violate or constitute a default under any provision of any agreement, note or instrument which is binding upon the Borrower or any of the DTHC Operating Entities or by which any of their properties are bound or materially affected, or any law, rule or regulation, order writ, injunction or decree of any court or governmental instrumentality or any contractual restriction binding on the Borrower or any of the DTHC Operating Entities, or (ii) require any filing with or consent or other act by or in respect of any governmental authority or other person or entity (other than the filing of Uniform Commercial Code, as adopted in Delaware ("UCC") financing statements covering the Collateral, if necessary, and any consent obtained by the Borrower prior to the date hereof), or (iii) result in the imposition or require the creation of any lien or charge (other than those created, continued or otherwise contemplated hereby) upon the assets of the Borrower.

(d) The pledged Securities are held and owned by Borrower free and clear of all liens, encumbrances, attachments, security interests, pledges and charges, other than those in favor of DTHC and in favor of Convergent Capital Partners I, L.P.

(e) All Representations and Warranties as set forth in Section 7 of the Loan and Security Agreement with MB Financial Bank dated as of May 3, 2007, are hereby incorporated by reference as Borrower's Representations, as though DTHC were the named lender in such agreement, whether or not such agreement is itself in effect.

6.2. <u>Borrower's Covenants</u>. Borrower covenants to DTHC that Borrower shall (and shall cause the DTHC Operating Entities to):

(a) if any of the Collateral is in the form of a certificated security (within the meaning of the UCC), surrender deliver possession of such certificated Collateral to DTHC subject to Convergent Capital Partners I, L.P.'s rights under that certain Subordination Agreement with Borrower of even date herewith;

(b) execute all such instruments, documents, and papers, and will do all such acts as DTHC may reasonably request now and from time to time hereafter with respect to the perfection of the security interest granted herein and the assignment effected hereby;

(c) keep the Collateral and the collateral under the Security Agreement ("Security Agreement Collateral") free and clear of all liens, encumbrances, attachments, security interests, pledges, and charges, except in favor of DTHC and

Convergent Capital Partners I, L.P. pursuant to its Subordination Agreement with Borrower of even date herewith;

(d) except as otherwise provided in Borrower's Subordination Agreement with Convergent Capital Partners I, L.P., deliver to DTHC, if and when received by the Borrower, any item representing or constituting any of the Collateral or, except as otherwise provided herein or in the Security Agreement, proceeds of Collateral or Security Agreement Collateral;

(f) not cause or permit any of the Collateral presently evidenced by a written certificate to be converted to uncertificated securities, except on request of DTHC;

(g) not exercise any right with respect to the Collateral which would dilute or otherwise adversely affect DTHC's rights to the Collateral;

(h) will comply with the Covenants set forth in Sections 8, 9 and 10 of the Loan and Security Agreement with MB Financial Bank dated as of May 3, 2007, as though DTHC were the named Lender in such agreement, whether or not such agreement is itself in effect.

(i) not declare, set aside, or pay any dividend or other distribution (whether in cash, stock or other property) with respect to any of its capital stock, except (i) stock dividends required to be paid or issued monthly or quarterly on preferred stock issued and outstanding as of November 3, 2008, in accordance with the terms of such preferred stock, (ii) cash dividends and distributions required to be paid in accordance with the terms of capital stock issued and outstanding as of November 3, 2008, in accordance with the terms of such stock as of the date hereof, and (iii) as required pursuant to the terms of the Stock Purchase Agreement;

(j) (i) not issue or authorize for issuance any securities, except (A) the grant of Multiband stock options and/or grants to new or existing employees or members of the Board of Directors as permitted under plans in place as of November 3, 2008, (B) the issuance of shares of Multiband common stock upon the exercise of stock options, and/or warrants existing as of November 3, 2008 (and additional stock options permitted to be issued hereunder), (C) the issuance of Multiband Common Stock upon conversion of Multiband preferred stock issued as of November 3, 2008, in accordance with the terms of such preferred stock as of that date, and (D) any issuances to DTHC, (ii) not make any change in its issued and outstanding securities, and (iii) not redeem, purchase or otherwise acquire any securities, other than (A) the repurchase at cost from employees of Multiband shares of capital stock in connection with the termination of their employment pursuant to Multiband's standard form of option/restricted shares agreement, (B) any mandatory repurchase in the ordinary course of business of preferred stock in accordance with the terms of such stock existing as of November 3, 2008.

(k) not sell, lease, transfer or assign any property or assets of the DTHC Operating Entities, other than (i) sales of inventory in the ordinary course of business, and (ii) other dispositions of property and assets that are not material, individually or in the aggregate, to the DTHC Operating Entities, taken as a whole, in the ordinary course of business consistent with past practice;

(l) not assume, incur, or guarantee any indebtedness, other than endorsements for collection in the ordinary course of business;

(m) other than permitted liens and liens granted pursuant to credit facilities existing on the date of this Agreement (or refinancings thereof), and liens in favor of DTHC, not pledge or permit to become subject to liens any properties or assets of the DTHC Operating Entities;

(n) other than as required by GAAP (as advised by its regular independent accounts), not make any changes in its accounting methods, principles or practices;

(o) not enter into or modify any agreement or arrangement with or make any payment or transfer to any Person who is or was as of November 3, 2008, a shareholder, director, or noteholder of DTHC (other than the DTHC ESOT), except with the prior written consent of DTHC and the DTHC ESOT;

(p) not cause or permit any of the DTHC Operating Entities to enter into or modify any agreement or arrangement with or make any payment or transfer to Multiband or any Multiband affiliate, except with the prior written consent of DTHC and the DTHC ESOT or except transfers made in the ordinary course of business;

(q) not liquidate, dissolve, or windup the business and affairs of the Borrower or the DTHC Operating Entities, effect any Deemed Liquidation Event (as defined in the Certificate of Designations with respect to the Series J Preferred Stock) with respect to the Borrower or any of the DTHC Operating Entities, or consent to any of the foregoing;

(r) not amend, alter or repeal any provision of the Articles of Incorporation or Bylaws of the Borrower or any of the DTHC Operating Entities in a manner that adversely affects the rights of DTHC;

(s) not sell, transfer or otherwise dispose of the DTHC Operating Entities, or permit the DTHC Operating Entities to sell, lease, transfer, exclusively license, or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all the assets of such subsidiary; and

(t) not, until Multiband's purchase of the Supplemental DTHC Operating Entities' Stock, increase the number of shares of common stock authorized for issuance under any equity compensation plan of the Borrower of any of its subsidiaries.

7. Stock Splits, Stock Dividends, Certificates, Etc.

7.1 All certificates representing or evidence the Securities and other Collateral shall be delivered to and held by or on behalf of DTHC, and shall be accompanied by duly executed stock powers in blank.

7.2 Borrower agrees that if by virtue of Borrower's ownership of the Securities, Borrower becomes entitled (with or without additional consideration) to additional shares of stock or other equity interests of DTHC Operating Entities or securities of another entity as the result of any corporate reorganization, merger, consolidation, stock split, stock dividend, conversion or preemptive right or otherwise, Borrower shall:

7.1.1 Cause DTHC Operating Entities to deliver to DTHC the certificates evidencing Borrower's ownership thereof, and agrees if such certificates are delivered to Borrower, to take possession thereof in trust for DTHC;

7.1.2 Deliver to DTHC a stock power with respect to such additional shares of stock or other equity interests of DTHC Operating Entities or securities of another entity, executed in blank by Borrower; and

7.1.3 Deliver to DTHC such other certificates, forms and other instruments as DTHC may request in connection with such pledge, subject to Borrower's Subordination Agreement with Convergent Capital Partners I, L.P.

7.2 Borrower agrees that such additional shares of stock or other equity interests of DTHC Operating Entities or securities of another entity shall be deemed to constitute part of the Securities pledged hereunder and shall constitute a portion of the Collateral subject to this Agreement in the same manner and to the same extent as the Securities pledged hereby to DTHC on the date hereof.

8. **Dividend Rights/Voting Power.** Unless and until an Event of Default shall have occurred and such default shall not have been cured within the applicable cure period, Borrower shall be entitled to receive all dividends paid on the Securities and to exercise all voting powers in all corporate matters pertaining to the Securities for any purpose not inconsistent with, or in violation of, the provisions of the Stock Purchase Agreement and this Agreement; provided that any dividends or distribution paid in connection with a Deemed Liquidation Event shall be paid to DTHC and applied, in DTHC's discretion: (a) to pay the Obligations, or (b) to hold as cash collateral for payment of the Obligations as they become due..

9. **Issuance of New Securities; Mergers, Sales and Other Disposition of Assets or Actions of DTHC Operating Entities.** The Borrower shall not, in its capacity as a shareholder of DTHC Operating Entities, cause or vote in favor of DTHC Operating Entities taking (or causing any of its subsidiaries to take) any of the following actions: (a) issue new stock or other equity interests of DTHC Operating Entities or any options, subscription rights, or warrants with respect thereto; (b) merge into or with or

consolidate (including, without limitation, the Borrower) with any other entity except as otherwise provided in the Stock Purchase Agreement; (c) sell or otherwise transfer any part of DTHC Operating Entities' assets other than in the ordinary course of business; (d) liquidate or dissolve or take any action with a view toward liquidation or dissolution; or (e) initiate a bankruptcy filing or an assignment for the benefit of creditors.

10. **Events of Default.** The occurrence of any of the following events shall be deemed an "Event of Default" under this Agreement and the Stock Purchase Agreement:

10.1 Any amount due and owing on the Combined Multiband Secured Promissory Note or any other indebtedness or obligation of Multiband (or the DTHC Operating Entities) to DTHC, whether by its terms or as otherwise provided herein, is not paid on the due date thereof and not cured within a fifteen (15) day period after the payment due date;

10.2 Any failure to perform or default in the performance of any covenant, condition or agreement contained in the Stock Purchase Agreement, this Agreement, the Security Agreement, the Guaranty, or the Combined Multiband Secured Promissory Note, and, if capable of being cured, such failure to perform or default in performance continues for a period of thirty (30) days after such failure to perform or default in performance;

10.3 Any default by Multiband (or the DTHC Operating Entities) which results in a Multiband Material Adverse Effect (as defined in the Stock Purchase Agreement) in the payment of principal, interest or any other sum for any other obligation beyond any period of grace provided with respect thereto or in the performance of any other term, condition or covenant contained in any agreement (including, but not limited to any capital or operating lease or any agreement in connection with the deferred purchase price of property) under which any such obligation is created, the effect of which default is to cause or permit the holder of such obligation (or the other party to such other agreement) to cause such obligation to become due prior to its stated maturity;

10.4 The entry of any judgment, decree, levy, attachment, garnishment or other process, or the filing of any liens (other than the liens created in favor of DTHC) against the Securities or any other collateral securing the Combined Multiband Secured Promissory Note or any other indebtedness of Multiband (or DTHC Operating Entities) to DTHC in excess of $100,000.00, and such judgment or other process shall not have been, within sixty (60) days from the entry thereof, (i) bonded over to the satisfaction of DTHC and appealed, (ii) vacated, or (iii) discharged, or the loss, theft, destruction, seizure or forfeiture, or the occurrence of any material deterioration or impairment of the Collateral or the Security Agreement Collateral or any material decline or depreciation in the value or market price thereof (whether actual or reasonably anticipated), which causes the Collateral or the Security Agreement Collateral, in the sole and reasonable opinion of DTHC, acting in good faith, to become unsatisfactory as to value or character;

10.5 The occurrence of any development, condition or event which results in a Multiband Material Adverse Effect (as defined in the Stock Purchase Agreement);

10.6 The entry of any judgment decree, levy, attachment, garnishment or other process, or the filing of any lien against Multiband (or the DTHC Operating Entities) which is not fully covered by insurance and which judgment or other process would have a Multiband Material Adverse Effect on the ability of Multiband to perform under this Agreement or under any other agreement between DTHC or Multiband, as applicable;

10.7 Any proceeding involving Multiband (or any of the DTHC Operating Entities) is commenced by or against Multiband (or any of the DTHC Operating Entities) under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law or statute of the federal government or any state government, and in the case of any such proceeding being instituted against Multiband (or any of the DTHC Operating Entities), (i) Multiband (or any of the DTHC Operating Entities) by any action or failure to act indicates its approval of, consent to or acquiescence therein; or (ii) an order shall be entered approving the petition in such proceedings and such order is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within sixty (60) days after the entry thereof;

10.8 Multiband (or any of the DTHC Operating Entities) makes an assignment for the benefit of creditors, fails to pay, or admits in writing its inability to pay its debts as they mature; or if a trustee of any substantial part of the assets of Multiband (or any of the DTHC Operating Entities) is applied for or appointed, and in the case of such trustee being appointed in a proceeding brought against Multiband (or any of the DTHC Operating Entities), and Multiband (or any of the DTHC Operating Entities) by any action or failure to act indicates its approval of, consent to, or acquiescence in such appointment and such appointment is not vacated, stayed on appeal or otherwise shall not have ceased to continue in effect within sixty (60) days after the date of such appointment; and

10.9 Any event shall occur which constitutes a default or Event of Default under Section 11 of the Loan and Security Agreement with MB Financial Bank dated as of May 3, 2007, as though DTHC were the named Lender under such agreement, and whether such agreement itself is in effect.

10.10 The occurrence of a change in control of Multiband (or DTHC Operating Entities) without DTHC's 60-day prior written approval, which shall not be unreasonably withheld. For this purpose, "change in control" shall mean the occurrence of any of the following events: (i) Approval by shareholders of Multiband of (A) any consolidation or merger of Multiband (other than one involving DTHC or its subsidiaries) in which Multiband is not the continuing or surviving corporation or pursuant to which shares of stock of Multiband would be converted into cash, securities or other property, other than a consolidation or merger of Multiband in which holders of its common

shares immediately prior to the consolidation or merger have substantially the same proportionate ownership of common shares of the surviving corporation immediately after the consolidation or merger as immediately before, or (B) a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of Multiband (or DTHC Operating Entities); (ii) a change in the majority of members of the board of directors of Multiband (or DTHC Operating Entities) within a 24-month period; (iii) either (A) receipt by DTHC of a report on Schedule 13D, or an amendment to such a report, filed with the Securities and Exchange Commission ("SEC") pursuant to section 13(d) of the 1934 Act disclosing that any person, group, corporation or other entity (a "Person") is the beneficial owner, directly or indirectly, of 30% or more of the outstanding stock of Multiband (or DTHC Operating Entities) or (B) actual knowledge by Multiband (or DTHC Operating Entities) of facts, on the basis of which any person is required to file such a report on Schedule 13D, or an amendment to such a report, with the SEC (or would be required to file such a report or amendment upon the lapse of the applicable period of time specified in Section 13(d) of the 1934 Act) disclosing that such a person is the beneficial owner, directly or indirectly, of 30% or more of the outstanding stock of Multiband (or DTHC Operating Entities); (iv) purchase by any Person (as defined in section 13 (d) of the 1934 Act), corporation or other entity, other than Multiband or a Multiband affiliate, of shares pursuant to a tender or exchange offer, to acquire any shares of Multiband (or securities convertible into stock) for cash, securities or any other consideration provided that, after consummation of the offer, such person, group, corporation or other entity is the beneficial owner (as defined in rule 13d-3 under the 1934 Act), directly or indirectly, of 30% or more of the issued and outstanding shares of Multiband (or DTHC Operating Entities) (calculated as provided in paragraph (d) of Rule 13d-3 under the 1934 Act in the case of rights to acquire stock); (v) Multiband combines with another company (other than DTHC and/or its subsidiaries) and is the surviving corporation but, immediately after the combination, the shareholders of Multiband immediately prior to the combination do not hold, directly or indirectly, more than 50% of the voting stock of the combined company (there being excluded from the number of shares held by such shareholders, but not from the voting stock of the combined company, any shares received by affiliates (as defined in the rules of the Securities and Exchange Commission) of such other company in exchange for stock of such other company);

11. **Default and Remedies.**

11.1 Upon the occurrence of an Event of Default (as defined above) DTHC, at its option, may:

11.1.1 Declare all principal and interest then due on the Combined Multiband Secured Promissory Note immediately due and payable, subject to any cure and notice provisions as set forth in the Stock Purchase Agreement.

11.1.2 Cause the Securities to be registered in its name or in the name of its nominee or collect all Collateral not then in DTHC's possession and retain possession of the Collateral;

11.1.3 Exercise all voting powers pertaining to the Securities and otherwise act with respect thereto as though DTHC were the owner thereof;

11.1.4 Receive all dividends and all other distributions of any kind whatsoever on all or any of such Securities;

11.1.5 Exercise any and all rights of collection, conversion or exchange, and any and all other rights, privileges, options or powers of Borrower pertaining or relating to the Collateral;

11.1.6 Sell, assign and deliver the whole, or from time to time, any part of the Securities at any public or private sale, with or without demand for performance or advertisement of the time or place of sale or adjournment thereof or otherwise, and free from any right of redemption (all of which hereby expressly are waived by Borrower) for cash, for credit or for other property, for immediate or future delivery, and for such price and on such terms as DTHC in its sole discretion may determine; and

11.1.7 Exercise any other remedy specifically granted under this Agreement, the Stock Purchase Agreement or other remedies now or hereafter existing in equity or at law by virtue of statute or otherwise, including, without limitations, the UCC.

The rights and remedies of DTHC shall be deemed to be cumulative, and any exercise of any right or remedy shall not be deemed to be an election of that right or remedy to the exclusion of any other right or remedy. With respect to the actions described in each of subsections 11.1.3 and 11.1.5 above, Borrower hereby irrevocably constitutes and appoints DTHC its proxy and attorney-in-fact with full power of substitution and acknowledges that the constitution and appointment of such proxy and attorney-in-fact are coupled with an interest and are irrevocable.

11.2 At any sale made pursuant to Section 11.1 above, DTHC, to the extent permitted by applicable law, may bid for and purchase, free from any right or equity of redemption on the part of the Borrower (the same hereby being waived and released by Borrower), any part or all of the Securities that are offered for sale, and DTHC, upon compliance with the terms of sale and other applicable federal regulatory requirements, may hold, retain and dispose of such Securities without further accountability therefor.

11.3 DTHC shall apply the proceeds of any sale of the whole or any part of the Securities and any other monies at the time held by DTHC under the provisions of this Agreement in satisfaction of the Obligations.

11.4 DTHC shall not have any duty to exercise any of the rights, privileges, options, or powers or, except as otherwise required by law, to sell or otherwise realize upon any of the Securities, as hereinbefore authorized, and DTHC shall not be responsible for any failure to do so or delay in so doing.

11.5 Any sale of all or any portion of the Securities pursuant to Section 11.1 above shall operate to divest all right, title, and interest of the Borrower to the Securities which are the subject of any such sale.

11.6 Borrower acknowledges that DTHC may be unable to affect a public sale of all or a part of the Securities or that it may be able to do so only after delay which might adversely affect the value that might be realized upon the sale of the Securities. Accordingly, Borrower agrees that DTHC may sell the Securities or any part thereof in one or more private sales to a restricted group of purchasers who may be required to agree, among other things, that they are acquiring the Securities for their own account, for investment purposes only, and not with a view toward the distribution or resale thereof. Borrower agrees that any such private sale may be at prices or on terms less favorable to the owner of the Securities than would be the case if the Securities were sold at public sale, and that any such private sale shall not be deemed not to have been made in a commercially reasonable manner by virtue of such sale having been a private sale.

11.7 The Borrower acknowledges that notwithstanding the legal availability of a private sale or a sale subject to the restrictions described above, DTHC may, in its discretion, elect to cause registration of any or all of the Collateral under the Securities Act of 1933, as amended (the "Act") and/or any applicable state securities law). If DTHC shall exercise its right to sell all or any part of the Collateral, and if, in the reasonable opinion of counsel for DTHC, it is necessary or advisable to have the Collateral being sold registered under the provisions of the Act, the Borrower will execute and deliver, and to cause the directors and officers of the Borrower and the DTHC Operating Entities to execute and to deliver, all at the Borrower's expense, all such instruments and documents and to do or cause to be done all such other acts and things as may be necessary to register the Collateral being sold under the provisions of the Act. The Borrower shall cause any such registration statement to become effective and to remain effective for a period of one year from the date of the first public offering of the Collateral being sold and to make all amendments thereto and to related documents which, in the reasonable opinion of DTHC or its counsel, are necessary or advisable, all in conformity with the requirements of the Act and the rules and regulations of the Securities and Exchange Commission and other bodies applicable thereto. The Borrower shall also company and cause the DTHC Operating Entities to comply with the provisions of the "blue sky" law of any jurisdiction which DTHC shall designate in connection with any sale under this Agreement; and to make available to security holders, as soon as practicable, an earnings statement (which need not be audited) covering a period of at least twelve months but not more than eighteen months, beginning with the first month after the effective date of any such registration statement, which earnings statement will satisfy the provisions of Section 11(a) of the Act.

11.8 DTHC shall give not less than ten (10) days prior written notice to the Borrower of any sale pursuant to this Section 10. Borrower hereby agrees that such notice is commercially reasonable.

12. **DTHC's Obligations, Custodial Agreement, Performance Rights, Pledge Does Not Make DTHC a Multiband or DTHC Operating Entities' Shareholder.** DTHC shall not have any duty to protect, preserve or enforce rights against the Collateral other than a duty of reasonable custodial care of any such Collateral in its possession, it being understood that DTHC shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to the Securities, whether or not DTHC has or is deemed to have knowledge of such matters, (b) taking any necessary steps to preserve rights against any parties with respect to the Securities, (c) making any capital contributions or other payments on behalf of Borrower with respect to the Securities, or (d) the management of DTHC Operating Entities.

13. **Termination of Loan and Stock Pledge Agreement.** Upon the payment and performance in full of the Obligations, DTHC shall deliver to Borrower the Collateral in its possession and this Agreement thereupon shall be terminated; provided, however, that if at any time payment of any of the Obligations is rescinded or otherwise must be restored or returned by DTHC upon the insolvency or bankruptcy of Borrower or otherwise, Borrower's obligations pursuant to this Agreement shall continue to be effective or automatically be reinstated, as the case may be, all as though such payment had not been made.

14. **Waivers by Borrower**. Borrower

(a) waives presentment, demand, notice, and protest with respect to the Obligations and the Collateral; and

(b) waives any delay on the part of DTHC; and

(c) assents to any indulgence or waiver which DTHC may grant or give to the Borrower or any other person liable or obliged to DTHC for or on the Obligations; and

(d) agrees that no release of any property securing the Obligations shall affect the rights of DTHC with respect to the Collateral hereunder or the Security Agreement Collateral; and

(e) if entitled thereto, waives the right to notice and/or hearing prior to DTCH exercising of DTHC's rights and remedies hereunder upon default.

15. **Miscellaneous.**

15.1 Each and every right, remedy and power granted to DTHC hereunder shall be cumulative and in addition to any other right, remedy or power specifically granted herein or now or hereafter existing in equity or at law, by virtue of statute or otherwise and may be exercised by DTHC, from time to time, concurrently or independently and as often and in such order as DTHC may deem expedient. Any failure or delay on the part of DTHC in exercising any such right, remedy or power, or

abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect DTHC's right thereafter to exercise the same, and any single or partial exercise of any such right, remedy or power shall not preclude any other right, remedy or power, and no such failure, delay, abandonment or single or partial exercise of DTHC's rights hereunder shall be deemed to establish a custom or course of dealing or performance among the parties hereto.

15.2 Any modification or waiver of any provision of this Agreement, or any consent to any departure by Borrower therefrom, shall not be effective in any event unless the same is in writing and signed by DTHC, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on Borrower in any event not specifically required of DTHC hereunder shall not entitle Borrower to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

15.3 Borrower agrees that at any time, and from time to time, after the execution and delivery of this Agreement, Borrower shall, upon the request of DTHC and at the expense of Borrower, promptly execute and deliver such further documents and do such further acts and things as DTHC may request in order to effect fully the purposes of this Agreement.

15.4 Borrower hereby irrevocably authorizes DTHC at any time, and from time to time, to file in any jurisdiction any financing statements and amendments thereto necessary to evidence and perfect the security interest in the Collateral or Security Agreement Collateral and Borrower further ratifies and affirms its authorization for any financing statements and/or amendments thereto executed and filed by DTHC in any jurisdiction prior to the date of this Agreement.

15.5 Borrower agrees that it will warrant, preserve, maintain and defend, at its own expense, the right, title and interest of DTHC in and to the Collateral and Security Agreement Collateral and all right, title and interest represented thereby against all claims, charges and demands of all persons whomsoever.

15.6 Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three (3) business days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as provided in the Stock Purchase Agreement with applicable copies or at such other address as such party may subsequently advise the other parties hereto.

15.7 In the event that any provision of this Agreement is deemed to be invalid by reason of the operation of any law, or by reason of the interpretation placed thereon by any court, this Agreement shall be construed as not containing such provision and the invalidity of such provision shall not affect the validity of any other

provision hereof, and any and all other provisions hereof which otherwise are lawful and valid shall remain in full force and effect.

15.8 This Agreement shall inure to the benefit of the successors and assigns of DTHC and shall be binding upon the heirs, legatees, administrators, legal representatives, successors and assigns of Borrower.

15.9 This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall be one and the same instrument.

15.10 This Agreement and the rights and duties of the Borrower shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without regard to principles of conflicts or choice of laws which would require the application of the laws of a different jurisdiction. All actions hereunder shall be brought in courts having situs in Delaware County in the State of Delaware. Borrower consents to the jurisdiction of such courts and service of process with respect to any proceeding shall be effective with respect to them by mail postage prepaid at their addresses set forth in the Stock Purchase Agreement.

15.11 Remedies contained herein shall be in addition to and not in limitation of remedies set forth in the Stock Purchase Agreement, or otherwise available to the parties.

15.12 The recitals set forth above are hereby incorporated by this reference.

[Signatures on next pages]

DB1/62431298.1

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BORROWER:

MULTIBAND CORPORATION,
a Delaware corporation

By: ________________________
Name: James L. Mandel
Title: CEO

DTHC:

DIRECTECH HOLDING COMPANY, INC.,
a Delaware corporation

By: ________________________
Name: Thomas A. Beaudreau
Title: President and CEO

MULTIBAND NE INCORPORATED,
a Delaware corporation

By: ________________________
Name: Thomas A. Beaudreau
Title: President & CEO

MULTIBAND DV INCORPORATED,
a Delaware corporation

By: ________________________
Name: Thomas A. Beaudreau
Title: President & CEO

[Signatures continue on following page]

MULTIBAND SC INCORPORATED,
a Louisiana corporation

By: ______________________________
Name: Thomas A. Beaudreau
Title: President & CEO

MULTIBAND EC INCORPORATED,
a Kentucky corporation

By: ______________________________
Name: J. Basil Mattingly
Title: Secretary

MULTIBAND NC INCORPORATED,
a Michigan corporation

By: ______________________________
Name: Henry E. Block
Title: Secretary